                                                                    Exhibit 23.1

               Consent of Independent Certified Public Accountant

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated September 7, 2001, relating to the consolidated financial statements of Decorize, Inc. and subsidiary, for the period from January 1,
2001, to June 30, 2001, and the period from March 6, 2000, to December 31, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                              /s/      Kilpatrick Phillips & Miller, CPA's, P.C

Springfield, Missouri
June 2, 2003